                                                                                                                                                                                                                                                                                                             EXHIBIT 16.1

CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC Certified Public Accountants Phone (801) 292-8756 • Fax (801) 292-8809 • wwwcbnm.cpa.com	Nephi J. Bierwolf Troy F. Nilson Douglas W. Morrill

September 13, 2010

Office of the Chief Accountant
Securities and Exchange Commission
450 West Fifth Street N.W.
Washington DC 20549

Ladies and Gentlemen,

We have read the statements about our firm included under Item 4.01 "Changes in Registrant's Certifying Accountant" in the Form 8-K dated September 9, 2010 of Oncologix Tech, Inc. and are in agreement with the statements contained therein as they pertain to our firm.

Sincerely,

/s/  Chisholm, Bierwolf, Nilson & Morrill
    Chisholm, Bierwolf, Nilson & Morrill

PCAOB Registered, Members of AACPA, CPCAF and UACPA

533 West 2600 South, Suite 25 • Bountiful, Utah 84010 12 South Main, Suite 208, Layton, Utah 8404 1